As filed with the Securities and Exchange Commission on March 1, 1996 Registration No. 333-


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM S-8
REGISTRATION STATEMENT

Under The Securities Act of 1933

INFORMIX CORPORATION
(Exact name of Registrant as specified in its charter)



Delaware
(State of incorporation)

94-3011736
(I.R.S. Employer Identification No.)


4100 Bohannon Drive
Menlo Park, California  94025
(Address, including zip code, of Registrant's principal executive offices)


ILLUSTRA INFORMATION TECHNOLOGIES, INC. 1992 EQUITY INCENTIVE PLAN AND OTHER OPTIONS
(Full title of the plan)


DAVID H. STANLEY
Vice President, Legal and Corporate Services,
General Counsel and Secretary
INFORMIX CORPORATION
4100 Bohannon Drive
Menlo Park, California 94025
(415) 926-6300
(Name, address, and telephone number, including area code, of agent for service)


Copies to:

ROGER E. GEORGE, ESQ.
Wilson, Sonsini, Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(415) 493-9300



CALCULATION OF REGISTRATION FEE
                                              Proposed      Proposed
Title of Each                                 Maximum       Maximum
Class of                      Amount          Offering      Aggregate         Amount of
Securities to                 to be           Price         Offering          Registration
be Registered                 Registered      Per Share     Price(1)          Fee(1)

Common Stock($0.01 par value) 2,295,716       $28.10        $7,106,071        $2,451


(1) Calculated in accordance with Rule 457(h)(1) based on the aggregate exercise price of the stock options.


      PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange
Commission:

Item 3(a).

The Annual Report of Registrant on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 3(b).

All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above which other reports specifically include Registrant's Current Report on Form 8-K filed on February 8, 1996 and Registrant's Current Report on Form 8-K filed on March 1, 1996.

Item 3(c).

The description of the Registrant's Common Stock which is contained in Registrant's Registration Statement on Form S-4 dated February 7, 1996, (Registration No. 333-143) on pages 89 through 90 and any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the director's duty of care. While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of directors for monetary damages for breach or alleged breach of their duty of due care. The By-laws of the Company provide for indemnification of its directors and officers to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would be discretionary under Delaware law. The Company has entered into indemnification agreements with its directors and executive officers. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

The Company also carries insurance policies in standard form indemnifying its directors and officers against liabilities arising from certain acts performed by them in their respective capacities as such. The policies also provide for reimbursement of the Company for certain amounts it may be required or permitted to pay pursuant to applicable law to its directors and officers on account of such liabilities.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.     Exhibits.

Exhibit
Number      Document

 4.1     Illustra Information Technologies, Inc. 1992 Equity Incentive
         Plan.
 4.2     Form of 1992 Equity Incentive Plan Incentive Option Agreement.
 4.3     Form of 1992 Equity Incentive Plan Nonstatutory Stock Option
         Agreement.
 4.4     Form of 1992 Equity Incentive Plan Early Exercise Stock
         Purchase Agreement.
 4.5     Form of Nonstatutory Stock Option Agreement.
 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation.
23.1     Consent of Independent Auditors, KPMG Peat Marwick LLP.
23.2     Consent of Independent Auditors, Ernst & Young LLP.
23.3     Consent of Counsel (contained in Exhibit 5.1).
24.1 Power of Attorney (included in the signature page of this Registration Statement).


Item 9.     Undertakings.

(a)     Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     Filings Incorporating Subsequent Exchange Act Documents by
Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Request For Acceleration of Effective Date or Filing of
Registration Statement on Form S-8.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 1st day of March, 1996.


INFORMIX CORPORATION



By:  /s/ Phillip E. White
     PHILLIP E. WHITE
     President,
     Chief Executive Officer and
     Chairman of the Board


POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, David H. Stanley, Howard H. Graham and Richard C. Blass, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                Title                                   Date

/s/PHILLIP E. WHITE      President, Chief Executive Officer      March 1, 1996
   Phillip E. White      and Chairman of the Board of Directors
                         (Principal Executive Officer)


/s/HOWARD H. GRAHAM      Vice President, Finance and Chief       March 1, 1996
   Howard H. Graham      Financial Officer
                         (Principal Financial Officer)


/s/RICHARD C. BLASS      Vice President, Corporate Controller    March 1, 1996
   Richard C. Blass      and Chief Accounting Officer
                         (Principal Accounting Officer)


/s/ALBERT F. KNORP, JR.  Director                                March 1, 1996
   Albert F. Knorp, Jr.


/s/JAMES L. KOCH         Director                                March 1, 1996
   James L. Koch


/s/THOMAS A. McDONNELL   Director                                March 1, 1996
   Thomas A. McDonnell


/s/CYRIL J. YANSOUNI     Director                                March 1, 1996
   Cyril J. Yansouni



INDEX TO EXHIBITS

Exhibit
Number   Exhibit


 4.1     Illustra Information Technologies, Inc. 1992 Incentive Equity
         Plan

 4.2     Form of 1992 Equity Incentive Plan Incentive Option Agreement.

 4.3     Form of 1992 Equity Incentive Plan Nonstatutory Stock Option
         Agreement.

 4.4     Form of 1992 Equity Incentive Plan Early Exercise Stock
         Purchase Agreement.

 4.5     Form of Nonstatutory Stock Option Agreement.

 5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation

23.1     Consent of Independent Auditors, KPMG Peat Marwick LLP

23.2     Consent of Independent Auditors, Ernst & Young LLP

23.3     Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (included in signature page to this Registration Statement)